EXCHANGE AGREEMENT AND MUTUAL RELEASE OF CLAIMS

THIS EXCHANGE AGREEMENT AND MUTUAL RELEASE OF CLAIMS (the "Agreement"), entered into as of this 8th day of November, 2017 (the "Effective Date"), by and between **THE ALKALINE WATER COMPANY, INC.**, a Nevada corporation ("AWC"), with a principal place of business located at 14646 N. Kierland Blvd., Suite # 255, Scottsdale, Arizona 85254 and **RICKY WRIGHT**, a married man ("Wright") located at 1826 E. Lakecrest Dr., Gilbert, AZ 85234. The AWC and Wright may be collectively referred to hereinafter as the "Parties," or individually as a "Party."

RECITALS

A. **WHEREAS**, Wright is currently the owner 10,000,000 shares of Series A Preferred Stock of AWC represented by share certificate number 2 (the "Series A Shares");

B. **WHEREAS**, the Parties desire to have the Series A Shares retired in exchange for AWC issuing Wright certain other equity interests.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the Parties agree as follows:

1. Within 5 business days of the full execution of this Agreement, AWC shall instruct its transfer agent to issue Wright 700,000 shares of its common stock (the "Common Issuance").

4. Within 10 business days of the full execution of this Agreement, AWC shall issue Wright 300,000 shares of its Series D Preferred Stock (the "Series D Issuance").

3. In exchange of the Common Stock Issuance and the Series D Issuance, Wright hereby forfeits his 10,000,000 shares of Series A Preferred Stock in AWC that has super voting rights of 10:1, and such shares shall be permanently cancelled for no further consideration outside of that set forth herein. In furtherance of the foregoing, Wright shall execute the stock power attached hereto as Exhibit "A."

4. In exchange for the consideration provided under this Agreement to Wright, and the releases set forth in Section 5 below and except as specifically carved out in the last sentence of this Section 4, Wright hereby releases, remises and forever discharges AWC, and its predecessors, successors and assigns, parents, subsidiaries and affiliated corporations, officers, directors, agents, attorneys, employees and representatives, past and present, of any and all of such corporations, of and from any and all claims, demands, causes of action, suits, debts, dues, duties, sums of money, accounts, reckonings, covenants, contracts, agreements, promises, damages, judgments, extents, executions, liabilities and obligations, both contingent and fixed, known and unknown, of every kind and nature whatsoever in law or equity, or otherwise, under local, state, or federal law, against any of them, including, but not limited to, claims in any way related to the Series A Shares, which Wright or his predecessors in interest, if any, ever had, now have, or which he or his heirs, executors, administrators, successors, or assigns hereafter can, shall, or may have, for, upon, or by reason of, any matter, cause, or thing whatsoever, for acts and occurrences prior to and including the Effective Date of this Agreement. This includes all state, federal, statutory, contractual, tort, extra contractual, actual

damage, punitive damage, consequential damage, statutory damage and any other type of claim. Wright specifically does not release any claims arising from the breach of this Agreement.

5. In exchange for the consideration provided under this Agreement to AWC, and the releases set forth in Section 4 above and except as specifically carved out in the last sentence of this Section 5, AWC hereby releases, remises and forever discharges Wright and his respective predecessors, successors and assigns, parents, subsidiaries and affiliated corporations, officers, directors, attorneys, agents, employees and representatives, past and present, of any and all of such corporations, of and from any and all claims, demands, causes of action, suits, debts, dues, duties, sums of money, accounts, reckonings, covenants, contracts, agreements, promises, damages, judgments, extents, executions, liabilities and obligations, both contingent and fixed, known and unknown, of every kind and nature whatsoever in law or equity, or otherwise, under local, state, or federal law, against any of them, including, but not limited to, claims in any way related to the Series A Shares, which AWC or its predecessors in interest, if any, ever had, now have, or which it or its heirs, executors, administrators, successors, or assigns hereafter can, shall, or may have, for, upon, or by reason of, any matter, cause, or thing whatsoever, for acts and occurrences prior to and including the Effective Date of this Agreement. This includes all state, federal, statutory, contractual, tort, extra contractual, actual damage, punitive damage, consequential damage, statutory damage and any other type of claim. AWC specifically does not release any claims arising from the breach of this Agreement.

6. With respect to the matters hereinabove released, each of the Parties knowingly waives all its rights and protection, if any, under Section 1542 of the Civil Code of the State of California, or any similar law of any state or territory of the United States of America. Section 1542 provides as follows:

> 1542 General Release; Extent. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

7. The Parties represent that in entering this Agreement they have had an opportunity to seek the advice of attorneys of their own choice, that they have not relied on anything orally stated by the other party in their understanding of this Agreement, and that the terms of this Agreement are fully understood and voluntarily accepted by the Parties. The Parties further represent that failure to seek advice of an attorney of their choice was a voluntary choice on their part.

8. This Agreement is not an admission of any wrongdoing and is not admissible for any purpose other than to obtain relief for rights granted hereunder.

9. This Agreement shall be governed by, and construed and enforced in accordance with, the law of Arizona, regardless of any conflict-of-law provisions to the contrary. Each party agrees that any litigation between the Parties shall be commenced and maintained only in the courts located in Maricopa County, Arizona.

10. Each section, part, term and provision of this Agreement shall be considered severable, and if, for any reason, any section, part, term or provision herein is determined to be invalid

and contrary to, or in conflict with, any existing or future law or regulation of a court or agency having valid jurisdiction, such shall not impair the operation or affect the remaining portions, sections, parts, terms or provisions of this Agreement, and the latter shall continue to be given full force and effect and bind the parties hereto; and said invalid section, part, term or provision shall be deemed not to be a part of this Agreement.

11. Each Party agrees that it will keep the terms of this Agreement, this document, and all negotiations leading up to it confidential, except as is required to be disclosed pursuant to applicable securities laws.

12. This Agreement, along with the exhibits, sets forth the entire understanding of the agreement between the Parties hereto. This Agreement may be modified or changed only in writing, signed by both Parties hereto.

13. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and taken together shall constitute one and the same document. Email (pdf) or facsimile signatures to this Agreement shall be deemed originals for all purposes.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

"Wright"

RICKY WRIGHT

By: /s/ Ricky Wright
Name: Ricky Wright
Title: Married Arizona resident
Date: November 8, 2017

"AWC"

THE ALKALINE WATER COMPANY INC., a Nevada corporation

By: /s/ David Guarino
Name: David Guarino
Title: CFO & Director
Date: November 8, 2017

EXHIBIT "A"

STOCK POWER FOR SERIES A PREFERRED STOCK